UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2018
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THE WESTERN UNION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(866) 405-5012
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)

On July 19, 2018, The Western Union Company (the “Company”) Board of Directors (the “Board”) voted to increase the size of the Board from 10 to 11 and to appoint Angela Sun to the Board to fill the vacancy resulting from the increase in the size of the Board, effective July 19, 2018. In addition, the Board also appointed Ms. Sun to the Audit Committee of the Board, also effective July 19, 2018.

There is no arrangement or understanding between Ms. Sun and any other persons pursuant to which Ms. Sun was selected as a director. There are no transactions involving Ms. Sun requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Sun will receive the standard compensation effective for 2018 received by the Company's current non-employee directors, as discussed in the Company's Proxy Statement dated April 4, 2018, prorated for the time she serves during 2018.

A copy of the press release announcing the appointment of Ms. Sun to the Board is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release issued by The Western Union Company on July 19, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2018	THE WESTERN UNION COMPANY

	By:	/s/ DARREN A. DRAGOVICH
	Name:	Darren A. Dragovich
	Title:	Vice President and Assistant Secretary